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          [LETTERHEAD OF WINDERWEEDLE, HAINES, WARD & WOODMAN, P.A.]






                                 April 14, 1995



                                    Orlando



RoTech Medical Corporation
4506 L. B. McLeod Road, Suite F
Orlando, Florida  32811

     Re: RoTech Medical Corporation; Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the Form S-3 Registration Statement (the "Registration Statement") which you have filed this date with the Securities and Exchange Commission for the registration of 2,300,000 shares of the common stock, par value $.0002 (the "Stock"), of RoTech Medical Corporation ("RoTech"), with 1,700,000 shares to be sold by RoTech to the several Underwriters named in the Registration Statement (the "Underwriters") for resale to the public, with 300,000 shares to be sold by a certain selling shareholder (the "Selling Shareholder") to the Underwriters for resale to the public, and with 300,000 shares to be subject to an over-allotment option granted to the Underwriters by RoTech and the Selling Shareholder.

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Stock.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Stock, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Stock to be sold by RoTech, will be, when issued and sold in the manner referred to in the Registration Statement, duly authorized, legally and validly issued, fully paid and nonassessable, and the



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RoTech Medical Corporation
Re:  Registration Statement
April 14, 1995
Page Two


Stock to be sold by the Selling Shareholder was, when acquired by the Selling Stockholder,duly authorized, legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WINDERWEEDLE, HAINES, WARD & WOODMAN, P.A.



                                    By: /s/ Thomas A. Simser, Jr.
                                       ___________________________
                                          Thomas A. Simser, Jr.

TAS:kw